WESTERBEKE CORPORATION

          PROXY--ANNUAL MEETING OF STOCKHOLDERS--MARCH 22, 1996

                             COMMON STOCK

      The undersigned, a stockholder of WESTERBEKE CORPORATION, does hereby appoint John H. Westerbeke, Jr. and Thomas M. Haythe, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Friday, March 22, 1996 at 10:30 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

      The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE              SEE REVERSE
                                                                SIDE

[X] Please mark
    votes as in
    this example.

The Board of Directors favors a vote "FOR" each item.
The shares represented by this Proxy will be voted as directed. If no direction is indicated as to any of items 1, 2 or 3 they will be voted in favor of the item(s) for which no direction is indicated.

1. Election of Class A Director
   Nominee: GERALD BENCH
            FOR        WITHHELD
            [ ]           [ ]

2. Approval of the Westerbeke Corporation 1996 Stock Option Plan.
            FOR        AGAINST        ABSTAIN
            [ ]           [ ]            [ ]

3. Ratification of appointment of KPMG Peat Marwick LLP as independent auditors for fiscal 1996.
            FOR        AGAINST        ABSTAIN
            [ ]           [ ]            [ ]

                        MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]

                        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                        IMPORTANT: Before returning this Porxy, please sign your name or names on the line(s) below exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants of trustees, each joint tenant or trustee should sign.

                        Signature_____________________ Date____________

                        Signature_____________________ Date____________